EXHIBIT 99.1

Republic Services, Inc. Reports
Second Quarter 2022 Results

●	Second Quarter Total Revenue Growth of 21 Percent
●	Reported Earnings Per Share of $1.17
●	Increased Adjusted Earnings Per Share 21 Percent Over the Prior Year to $1.32
●	Generated Cash Flow from Operations of $1,563 million and Adjusted Free Cash Flow of $1,152 million for the Six Months Ended June 30, 2022
●	Raised 2022 Full-Year Financial Guidance
●	Increased Quarterly Dividend by Approximately 8 Percent

PHOENIX (August 4, 2022) – Republic Services, Inc. (NYSE: RSG) today reported net income of $371.9 million, or $1.17 per diluted share, for the three months ended June 30, 2022, versus $331.1 million, or $1.03 per diluted share, for the comparable 2021 period. Excluding certain benefits and expenses, on an adjusted basis, net income for the three months ended June 30, 2022 was $418.4 million, or $1.32 per diluted share, versus $349.9 million, or $1.09 per diluted share, for the comparable 2021 period.

“We are very pleased with our second quarter results, which demonstrate our ability to dynamically adjust price to offset higher levels of cost inflation and drive margin expansion in the underlying business,” said Jon Vander Ark, president and chief executive officer. “As a result of our strong performance and outlook for the balance of the year, we are raising our full-year financial guidance.”

Second-Quarter 2022 Highlights:

*Total revenue growth of 21.4 percent includes 11.1 percent of organic growth and 10.3 percent of growth from acquisitions. Revenue growth from acquisitions includes US Ecology, which closed on May 2, 2022.

*Second quarter revenue growth from average yield was 5.0 percent and volume increased revenue by 2.4 percent.

*Second quarter core price increased revenue by 6.2 percent. Core price consisted of 7.8 percent in the open market and 3.5 percent in the restricted portion of the business.

*Second quarter EPS was $1.17 per share, and adjusted EPS, a non-GAAP measure, was $1.32 per share. Adjusted EPS increased 21.1 percent over the prior year.

*Year-to-date cash provided by operating activities was $1,563.5 million. Adjusted free cash flow, a non-GAAP measure, was $1,152.0 million, an increase of 14.1 percent versus the prior year.

*Republic's second quarter net income was $371.9 million, or 10.9 percent of revenue.

*Second quarter adjusted EBITDA, a non-GAAP measure, was $1.0 billion and adjusted EBITDA margin was 29.6 percent of revenue.

*Year-to-date cash invested in acquisitions was $2.5 billion, $2.2 billion of which related to the acquisition of US Ecology.

*Year-to-date cash returned to shareholders was $494.7 million, which included $203.5 million of share repurchases and $291.2 million of dividends paid.

*The Company's average recycled commodity price per ton sold during the second quarter was $218. This represents an increase from the first quarter of 2022 of $17 per ton and an increase of $48 per ton over the prior year.

*The Company was named to 3BL Media's 100 Best Corporate Citizens list for the third consecutive year. The ranking recognizes Republic's ESG leadership in climate change, environment and governance.

Raised Full-Year 2022 Financial Guidance

Republic raised its full-year adjusted diluted EPS guidance to $4.77 to $4.80 and its full-year adjusted free cash flow guidance to $1,700 million to $1,725 million.

Please refer to the Information Regarding Forward-Looking Statements section of this document.

Company Increases Quarterly Dividend

Republic continues to increase cash returns to shareholders and previously announced that its Board of Directors approved a 3.5-cent increase in the quarterly dividend. The quarterly dividend of $0.495 per share for shareholders of record on October 3, 2022 will be paid on October 14, 2022.

Presentation of Certain Non-GAAP Measures

Adjusted diluted earnings per share, adjusted net income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA by business type, adjusted EBITDA margin by business type and adjusted free cash flow are described in the Reconciliation of Certain Non-GAAP Measures section of this document.

About Republic Services

Republic Services, Inc. is a leader in the environmental services industry. Through its subsidiaries, the Company provides customers with the most complete set of products and services, including recycling, solid waste, special waste, hazardous waste, container rental and field services. Republic’s industry-leading commitments to advance circularity, reduce emissions and decarbonize operations are helping deliver on its vision to partner with customers to create a more sustainable world. For more information, please visit RepublicServices.com.

For more information, contact:
Media Inquiries	Investor Inquiries
Donna Egan (480) 757-9770	Aaron Evans (480) 718-0309
media@RepublicServices.com	investor@RepublicServices.com

###

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
AND OPERATING DATA

REPUBLIC SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	June 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$119.4	$29.0
Accounts receivable, less allowance for doubtful accounts and other of $50.6 and $38.5, respectively	1,654.7	1,271.4
Prepaid expenses and other current assets	366.5	410.4
Total current assets	2,140.6	1,710.8
Restricted cash and marketable securities	121.5	139.0
Property and equipment, net	10,395.8	9,232.1
Goodwill	14,166.3	12,826.0
Other intangible assets, net	398.7	259.5
Other assets	990.0	787.6
Total assets	$28,212.9	$24,955.0
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,044.6	$910.0
Notes payable and current maturities of long-term debt	313.8	8.2
Deferred revenue	419.6	381.3
Accrued landfill and environmental costs, current portion	121.3	124.5
Accrued interest	74.0	62.1
Other accrued liabilities	961.3	929.5
Total current liabilities	2,934.6	2,415.6
Long-term debt, net of current maturities	11,589.5	9,546.2
Accrued landfill and environmental costs, net of current portion	2,072.8	1,837.7
Deferred income taxes and other long-term tax liabilities, net	1,432.4	1,229.5
Insurance reserves, net of current portion	302.4	303.9
Other long-term liabilities	665.2	642.4
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 50 shares authorized; none issued	—	—
Common stock, par value $0.01 per share; 750 shares authorized; 320.1 and 319.6 issued including shares held in treasury, respectively	3.2	3.2
Additional paid-in capital	2,818.9	2,789.5
Retained earnings	6,907.1	6,475.6
Treasury stock, at cost; 4.1 and 2.4 shares, respectively	(500.4)	(274.8)
Accumulated other comprehensive loss, net of tax	(13.4)	(14.6)
Total Republic Services, Inc. stockholders' equity	9,215.4	8,978.9
Non-controlling interests in consolidated subsidiary	0.6	0.8
Total stockholders' equity	9,216.0	8,979.7
Total liabilities and stockholders' equity	$28,212.9	$24,955.0

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$3,413.6	$2,812.3	$6,383.7	$5,408.2
Expenses:
Cost of operations	2,064.4	1,650.2	3,828.1	3,184.0
Depreciation, amortization and depletion	337.6	303.0	647.9	585.2
Accretion	22.4	20.7	44.1	41.1
Selling, general and administrative	391.5	315.8	699.3	581.2
Withdrawal costs - multiemployer pension funds	2.2	—	2.2	—
Loss (gain) on business divestitures and impairments, net	—	0.9	—	(0.2)
Restructuring charges	5.9	3.8	11.9	6.6
Operating income	589.6	517.9	1,150.2	1,010.3
Interest expense	(94.0)	(78.4)	(177.5)	(156.7)
Loss from unconsolidated equity method investments	(13.6)	(12.4)	(17.4)	(28.9)
Interest income	0.7	0.6	1.2	1.4
Other (expense) income, net	(4.6)	(0.3)	(6.2)	1.4
Income before income taxes	478.1	427.4	950.3	827.5
Provision for income taxes	106.3	95.4	226.6	199.1
Net income	371.8	332.0	723.7	628.4
Net loss (income) attributable to non-controlling interests in consolidated subsidiary	0.1	(0.9)	0.2	(1.4)
Net income attributable to Republic Services, Inc.	$371.9	$331.1	$723.9	$627.0
Basic earnings per share attributable to Republic Services, Inc. stockholders:
Basic earnings per share	$1.18	$1.04	$2.29	$1.96
Weighted average common shares outstanding	316.5	319.5	316.5	319.5
Diluted earnings per share attributable to Republic Services, Inc. stockholders:
Diluted earnings per share	$1.17	$1.03	$2.28	$1.96
Weighted average common and common equivalent shares outstanding	317.0	320.0	317.1	319.9
Cash dividends per common share	$0.460	$0.425	$0.920	$0.850

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
	Six Months Ended June 30,
	2022	2021
Cash provided by operating activities:
Net income	$723.7	$628.4
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization, depletion and accretion	692.0	626.3
Non-cash interest expense	38.1	34.2
Stock-based compensation	21.2	38.6
Deferred tax provision	52.8	42.5
Provision for doubtful accounts, net of adjustments	17.2	11.4
(Gain) loss on disposition of assets and asset impairments, net	(3.2)	0.2
Environmental adjustments	—	4.8
Loss from unconsolidated equity method investments	17.4	28.9
Other non-cash items	6.3	(1.7)
Change in assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(150.4)	(68.1)
Prepaid expenses and other assets	72.6	88.8
Accounts payable	167.1	54.4
Capping, closure and post-closure expenditures	(18.0)	(26.8)
Remediation expenditures	(21.1)	(21.7)
Other liabilities	(52.2)	42.6
Cash provided by operating activities	1,563.5	1,482.8
Cash (used in) provided by investing activities:
Purchases of property and equipment	(647.3)	(608.6)
Proceeds from sales of property and equipment	20.0	8.2
Cash used in acquisitions and investments, net of cash and restricted cash acquired	(2,655.0)	(576.6)
Cash received from business divestitures	—	45.9
Purchases of restricted marketable securities	(9.1)	(16.6)
Sales of restricted marketable securities	8.5	14.9
Other	(1.0)	(0.3)
Cash used in investing activities	(3,283.9)	(1,133.1)
Cash provided by (used in) financing activities:
Proceeds from credit facilities and notes payable, net of fees	5,338.9	2,737.9
Payments of credit facilities and notes payable	(3,027.1)	(2,756.1)
Issuances of common stock, net	(15.5)	(9.5)
Purchases of common stock for treasury	(203.5)	(40.1)
Cash dividends paid	(291.2)	(271.1)
Distributions paid to non-controlling interests in consolidated subsidiary	—	(1.2)
Contingent consideration payments	(2.9)	(11.8)
Cash provided by (used in) financing activities	1,798.7	(351.9)
Effect of foreign exchange rate changes on cash	(0.1)	—
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	78.2	(2.2)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of year	105.6	114.2
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$183.7	$112.0

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2021. All amounts below are in millions and as a percentage of our revenue, except per share data.
REVENUE
The following table reflects our total revenue by line of business for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
Collection:
Residential	$654.1	19.2%	$611.6	21.7%	$1,282.0	20.1%	$1,204.7	22.2%
Small-container	975.6	28.6	843.2	30.0	1,891.2	29.6	1,653.4	30.5
Large-container	687.4	20.1	594.6	21.1	1,308.5	20.5	1,129.0	20.9
Other	13.3	0.4	13.0	0.5	25.7	0.4	25.4	0.5
Total collection	2,330.4	68.3	2,062.4	73.3	4,507.4	70.6	4,012.5	74.1
Transfer	407.8		383.7		770.4		715.0
Less: intercompany	(215.9)		(208.1)		(413.7)		(393.2)
Transfer, net	191.9	5.6	175.6	6.2	356.7	5.6	321.8	6.0
Landfill	699.0		654.2		1,316.1		1,219.3
Less: intercompany	(292.9)		(283.2)		(560.5)		(532.5)
Landfill, net	406.1	11.9	371.0	13.2	755.6	11.8	686.8	12.7
Environmental solutions	308.0		37.6		416.9		76.6
Less: intercompany	(13.7)		(3.5)		(23.3)		(7.6)
Environmental solutions, net	294.3	8.6	34.1	1.2	393.6	6.2	69.0	1.3
Other:
Recycling processing and commodity sales	113.6	3.3	103.0	3.7	213.3	3.3	190.6	3.5
Other non-core	77.4	2.3	66.2	2.4	157.0	2.5	127.5	2.4
Total other	191.0	5.6	169.2	6.1	370.3	5.8	318.1	5.9
Total revenue	$3,413.6	100.0%	$2,812.3	100.0%	6,383.7	100.0%	$5,408.2	100.0%
The following table reflects changes in components of our revenue, as a percentage of total revenue, for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Average yield	5.0%	2.6%	4.6%	2.5%
Fuel recovery fees	3.0	0.9	2.4	0.2
Total price	8.0	3.5	7.0	2.7
Volume	2.4	8.1	3.0	3.6
Change in workdays	—	—	—	(0.3)
Recycling processing and commodity sales	0.2	1.0	0.3	0.9
Environmental solutions	0.5	—	0.5	(0.4)
Total internal growth	11.1	12.6	10.8	6.5
Acquisitions / divestitures, net	10.3	2.0	7.2	1.5
Total	21.4%	14.6%	18.0%	8.0%

Core price	6.2%	5.2%	6.1%	4.7%

Average yield is defined as revenue growth from the change in average price per unit of service, expressed as a percentage. Core price is defined as price increases to our customers and fees, excluding fuel recovery fees, net of price decreases to retain customers. We also measure changes in average yield and core price as a percentage of related-business revenue, defined as total revenue excluding recycled commodities, fuel recovery fees and environmental solutions revenue, to determine the effectiveness of our pricing strategies. Average yield as a percentage of related-business revenue was 5.4% and 5.0% for the three and six months ended June 30, 2022, respectively, and 2.8% and 2.6% for the same respective periods in 2021. Core price as a percentage of related-business revenue was 6.7% and 6.6% for the three and six months ended June 30, 2022, respectively, and 5.5% and 5.1% for the same respective periods in 2021.
The following table reflects changes in average yield and volume, as a percentage of total revenue by line of business, for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
	Yield	Volume	Yield	Volume	Yield	Volume	Yield	Volume
Collection:
Residential	4.2%	(0.7)%	3.7%	(0.2)%	4.0%	(0.6)%	3.5%	(0.4)%
Small-container	6.4%	2.8%	2.2%	8.6%	5.6%	3.4%	2.7%	2.6%
Large-container	8.0%	2.0%	3.1%	13.7%	7.6%	3.2%	2.0%	5.4%
Landfill:
Municipal solid waste	2.9%	1.2%	2.4%	5.3%	2.8%	1.4%	2.4%	4.5%
Construction and demolition waste	2.6%	6.2%	1.8%	8.6%	2.3%	5.7%	3.0%	3.5%
Special waste	—%	10.4%	—%	26.5%	—%	9.5%	—%	13.5%
COST OF OPERATIONS
The following table summarizes the major components of our cost of operations for the three and six months ended June 30, 2022 and 2021 (in millions of dollars and as a percentage of revenue):

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
Labor and related benefits	$677.3	19.8%	$571.5	20.3%	$1,286.1	20.2%	$1,127.2	20.8%
Transfer and disposal costs	253.3	7.4	220.0	7.8	466.3	7.3	412.4	7.6
Maintenance and repairs	302.7	8.9	259.7	9.2	571.5	9.0	497.0	9.2
Transportation and subcontract costs	266.0	7.8	190.5	6.8	479.4	7.5	359.3	6.6
Fuel	183.5	5.4	92.4	3.3	312.8	4.9	171.3	3.2
Disposal fees and taxes	89.2	2.6	87.6	3.1	168.6	2.6	165.4	3.1
Landfill operating costs	65.2	1.9	68.9	2.5	126.5	2.0	126.3	2.3
Risk management	78.6	2.3	52.7	1.9	147.1	2.3	112.0	2.1
Other	147.6	4.3	106.9	3.8	268.8	4.2	213.1	4.0
Subtotal	2,063.4	60.4	1,650.2	58.7	3,827.1	60.0	3,184.0	58.9
US Ecology Inc. acquisition integration and deal costs	1.0	0.1	—	—	1.0	—	—	—
Total cost of operations	$2,064.4	60.5%	$1,650.2	58.7%	$3,828.1	60.0%	$3,184.0	58.9%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our cost of operations by cost component to that of other companies and of ours for prior periods.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
The following table summarizes our selling, general and administrative expenses for the three and six months ended June 30, 2022 and 2021 (in millions of dollars and as a percentage of revenue):

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
Salaries	$232.1	6.8%	$222.5	7.9%	$444.9	7.0%	$416.8	7.7%
Provision for doubtful accounts	10.5	0.3	7.2	0.3	17.2	0.3	11.4	0.2
Other	98.0	2.9	70.7	2.5	181.6	2.8	137.6	2.5
Subtotal	340.6	10.0	300.4	10.7	643.7	10.1	565.8	10.4
Accelerated vesting of compensation expense for CEO transition	—	—	15.4	0.5	—	—	15.4	0.3
US Ecology Inc. acquisition integration and deal costs	50.9	1.5	—	—	55.6	0.9	—	—
Total selling, general and administrative expenses	$391.5	11.5%	$315.8	11.2%	$699.3	11.0%	$581.2	10.7%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our selling, general and administrative expenses by cost component to those of other companies and of ours for prior periods.
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
The following tables calculate EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA by business type, adjusted EBITDA margin by business type, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, adjusted diluted earnings per share, and adjusted free cash flow, which are not measures determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), for the three and six months ended June 30, 2022 and 2021. Our definitions of EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA by business type, adjusted EBITDA margin by business type, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, adjusted diluted earnings per share, and adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.

EBITDA and EBITDA Margin
The following table calculates EBITDA and EBITDA margin for the three and six months ended June 30, 2022 and 2021 (in millions of dollars and as a percentage of revenue):

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
Net income attributable to Republic Services, Inc.	$371.9	10.9%	$331.1	11.8%	$723.9	11.3%	$627.0	11.6%
Net income (loss) attributable to noncontrolling interests	(0.1)		0.9		(0.2)		1.4
Provision for income taxes	106.3		95.4		226.6		199.1
Other expense (income), net	4.6		0.3		6.2		(1.4)
Interest income	(0.7)		(0.6)		(1.2)		(1.4)
Interest expense	94.0		78.4		177.5		156.7
Depreciation, amortization and depletion	337.6		303.0		647.9		585.2
Accretion	22.4		20.7		44.1		41.1
EBITDA and EBITDA margin	$936.0	27.4%	$829.2	29.5%	$1,824.8	28.6%	$1,607.7	29.7%

Adjusted EBITDA and Adjusted EBITDA Margin
The following table calculates adjusted EBITDA and adjusted EBITDA margin for the three and six months ended June 30, 2022 and 2021 (in millions of dollars and as a percentage of revenue):

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
EBITDA	$936.0	27.4%	$829.2	29.5%	$1,824.8	28.6%	$1,607.7	29.7%
Loss from unconsolidated equity method investment	13.6		12.4		17.4		28.9
Withdrawal costs - multiemployer pension funds	2.2		—		2.2		—
Restructuring charges	5.9		3.8		11.9		6.6
Gain on business divestitures and impairments, net	—		0.9		—		(0.2)
US Ecology, Inc. acquisition integration and deal costs	51.9		—		56.7		—
Accelerated vesting of compensation expense for CEO transition	—		15.4		—		15.4
Total adjustments	73.6		32.5		88.2		50.7
Adjusted EBITDA and adjusted EBITDA margin	$1,009.6	29.6%	$861.7	30.6%	$1,913.0	30.0%	$1,658.4	30.7%
Adjusted EBITDA and Adjusted EBITDA Margin by Business Type
The following table summarizes revenue, adjusted EBITDA and adjusted EBITDA margin by business type for the three months ended June 30, 2022 (in millions of dollars and adjusted EBITDA margin as a percentage of revenue):

	Three Months Ended June 30, 2022
	Recycling & Solid Waste	Environmental Solutions	Total
Revenue	$3,119.3	$294.3	$3,413.6
Adjusted EBITDA(a)	$959.2	$50.4	$1,009.6
Adjusted EBITDA Margin	30.8%	17.1%	29.6%
(a) Certain corporate expenses, including selling, general and administrative expenses, are allocated to the two business types.

The following table calculates adjusted EBITDA by business type for the three months ended June 30, 2022 (in millions of dollars):

	Three Months Ended June 30, 2022
	Recycling & Solid Waste (a)	Environmental Solutions (a)	Total
Net income (loss)	$400.7	$(28.8)	$371.9
Net income (loss) attributable to noncontrolling interests	(0.1)	—	(0.1)
Provision for income taxes	117.0	(10.7)	106.3
Other expense (income), net	4.6	—	4.6
Interest income	(0.7)	—	(0.7)
Interest expense	84.4	9.6	94.0
Loss from unconsolidated equity method investment	13.6	—	13.6
Operating income	619.5	(29.9)	589.6
Depreciation, amortization and depletion	309.9	27.7	337.6
Accretion	21.7	0.7	22.4
Restructuring charges	5.9	—	5.9
Withdrawal costs - multiemployer pension funds	2.2	—	2.2
US Ecology, Inc. acquisition integration and deal costs	—	51.9	51.9
Adjusted EBITDA	$959.2	$50.4	$1,009.6
(a) Corporate expenses and income are specifically attributed to each business type, where applicable.
Adjusted Earnings Per Share
The following table calculates adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share for the three and six months ended June 30, 2022 and 2021

	Three Months Ended June 30, 2022				Three Months Ended June 30, 2021
				Diluted				Diluted
			Net	Earnings			Net	Earnings
	Pre-tax	Tax	Income -	per	Pre-tax	Tax	Income -	per
	Income	Impact(2)	Republic	Share	Income	Impact(2)	Republic	Share
As reported	$478.1	$106.3	$371.9	$1.17	$427.4	$95.4	$331.1	$1.03
Restructuring charges	5.9	1.5	4.4	0.01	3.8	1.0	2.8	0.01
Loss on business divestitures and impairments, net(1)	—	—	—	—	0.9	0.3	0.6	—
Withdrawal costs - multiemployer pension funds	2.2	0.7	1.5	0.01	—	—	—	—
US Ecology, Inc. acquisition integration and deal costs	51.9	11.3	40.6	0.13	—	—	—	—
Accelerated vesting of compensation expense for CEO transition	—	—	—	—	15.4	—	15.4	0.05
Total adjustments	60.0	13.5	46.5	0.15	20.1	1.3	18.8	0.06
As adjusted	$538.1	$119.8	$418.4	$1.32	$447.5	$96.7	$349.9	$1.09
(1) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the three months ended June 30, 2021.
(2) The income tax effect related to our adjustments includes both the current and deferred income tax impact and is individually calculated based on the statutory rates applicable to each adjustment.

	Six Months Ended June 30, 2022				Six Months Ended June 30, 2021
				Diluted				Diluted
			Net	Earnings			Net	Earnings
	Pre-tax	Tax	Income -	per	Pre-tax	Tax	Income -	per
	Income	Impact(2)	Republic	Share	Income	Impact(2)	Republic	Share
As reported	$950.3	$226.6	$723.9	$2.28	$827.5	$199.1	$627.0	$1.96
Restructuring charges	11.9	3.1	8.8	0.03	6.6	1.7	4.9	0.01
Gain on business divestitures and impairments, net(1)	—	—	—	—	(0.2)	—	(0.2)	—
Withdrawal costs - multiemployer pension funds	2.2	0.7	1.5	0.01	—	—	—	—
US Ecology, Inc. acquisition integration and deal costs	56.6	11.7	44.9	0.14	—	—	—	—
Accelerated vesting of compensation expense for CEO transition	—	—	—	—	15.4	—	15.4	0.05
Total adjustments	70.7	15.5	55.2	0.18	21.8	1.7	20.1	0.06
As adjusted	$1,021.0	$242.1	$779.1	$2.46	$849.3	$200.8	$647.1	$2.02
(1) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the three months ended June 30, 2021.
(2) The income tax effect related to our adjustments includes both the current and deferred income tax impact and is individually calculated based on the statutory rates applicable to each adjustment.
We believe that presenting EBITDA and EBITDA margin is useful to investors because they provide important information concerning our operating performance exclusive of certain non-cash and other costs. EBITDA and EBITDA margin demonstrate our ability to execute our financial strategy, which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in our customer base and services provided, maintaining our investment grade credit ratings and minimizing debt, paying cash dividends, repurchasing our common stock, and maintaining and improving our market position through business optimization. Although depreciation, depletion, amortization and accretion are considered operating costs in accordance with U.S. GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years.
We believe that presenting adjusted EBITDA and adjusted EBITDA margin, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share provide an understanding of operational activities before the financial impact of certain items. We use these measures, and believe investors will find them helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.
Loss from unconsolidated equity method investments. The loss from unconsolidated equity method investments primarily relates to non-controlling equity interests in certain limited liability companies that qualified for investment tax credits under Section 48 of the Internal Revenue Code. We believe that adjusting EBITDA for our loss from unconsolidated equity method investments is useful to our investors as the relevant income tax benefit, primarily investment tax credits, is not included in the calculation of EBITDA.
Restructuring charges. In 2022 and 2021, we incurred costs related to the redesign of certain back-office software systems.
(Gain) loss on business divestitures and impairments, net. During the three and six months ended June 30, 2021 we recorded a net loss on business divestitures and impairments of $0.9 million and a net gain of $(0.2) million, respectively.
Withdrawal costs - multiemployer pension funds. During both the three and six months ended June 30, 2022, we recorded $2.2 million of withdrawal costs from a multiemployer pension plan.
US Ecology, Inc. acquisition integration and deal costs. During the three and six months ended June 30, 2022, we incurred $51.9 million and $56.6 million, respectively, of acquisition integration and deal costs in connection with the acquisition of US Ecology, which included certain costs to close the acquisition and integrate the business, including stock compensation expense for unvested equity awards at closing as well as severance and change-in-control payments. The acquisition closed on May 2, 2022.
Accelerated vesting of compensation expense for CEO transition. In June 2021, Donald W. Slager retired as Chief Executive Officer (CEO) of Republic Services, Inc. During the three and six months ended June 30, 2021, we recognized a charge of $15.4 million related to the accelerated vesting of his compensation awards that were previously scheduled to vest in 2022 and beyond.

Adjusted Free Cash Flow
The following table calculates our adjusted free cash flow, which is not a measure determined in accordance with U.S. GAAP, for the six months ended June 30, 2022 and 2021:

	Six Months Ended June 30,
	2022	2021
Cash provided by operating activities	$1,563.5	$1,482.8
Property and equipment received	(505.2)	(488.0)
Proceeds from sales of property and equipment	20.0	8.2
Cash paid related to withdrawal costs - multiemployer pension funds, net of tax	0.8	—
Restructuring payments, net of tax	6.1	6.3
Divestiture related tax payments	—	0.1
US Ecology, Inc. acquisition integration and deal costs, net of tax	66.8	—
Adjusted free cash flow	$1,152.0	$1,009.4
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures or recoveries. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments.
Purchases of property and equipment as reflected on our consolidated statements of cash flows represent amounts paid during the period for such expenditures. A reconciliation of property and equipment expenditures reflected on our consolidated statements of cash flows to property and equipment received during the period follows for the six months ended June 30, 2022 and 2021:

	Six Months Ended June 30,
	2022	2021
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$647.3	$608.6
Adjustments for property and equipment received during the prior period but paid for in the following period, net	(142.1)	(120.6)
Property and equipment received during the period	$505.2	$488.0
The adjustments noted above do not affect our net change in cash, cash equivalents, restricted cash and restricted cash equivalents as reflected in our consolidated statements of cash flows.
ACCOUNTS RECEIVABLE
As of June 30, 2022 and December 31, 2021, accounts receivable were $1,654.7 million and $1,271.4 million, net of allowance for doubtful accounts of $50.6 million and $38.5 million, respectively, resulting in days sales outstanding of 37.8, or 27.1 days net of deferred revenue, compared to 39.2, or 27.5 days net of deferred revenue, respectively.
CASH DIVIDENDS
In April 2022, we paid a cash dividend of $145.3 million to shareholders of record as of April 1, 2022. As of June 30, 2022, we recorded a quarterly dividend payable of $145.3 million to shareholders of record at the close of business on July 1, 2022, which was paid on July 15, 2022.
SHARE REPURCHASE PROGRAM
During the three months ended June 30, 2022, we did not repurchase any shares of our stock. As of June 30, 2022, the remaining authorized purchase capacity under our October 2020 repurchase program was $1.5 billion.

2022 FINANCIAL GUIDANCE
Adjusted Diluted Earnings per Share
The following is a summary of anticipated adjusted diluted earnings per share for the year ending December 31, 2022, which is not a measure determined in accordance with U.S. GAAP:

(Anticipated) Year Ending December 31, 2022
Diluted earnings per share	$ 4.52 to 4.55
Restructuring charges	0.06
Withdrawal costs - multiemployer pension funds	0.01
US Ecology, Inc. acquisition integration and deal costs	0.18
Adjusted diluted earnings per share	$ 4.77 to 4.80
We believe that presenting adjusted diluted earnings per share provides an understanding of operational activities before the financial impact of certain items. We use this measure, and believe investors will find it helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Our definition of adjusted diluted earnings per share may not be comparable to similarly titled measures presented by other companies.
Adjusted Free Cash Flow
Our anticipated adjusted free cash flow for the year ending December 31, 2022, which is not a measure determined in accordance with U.S. GAAP, is calculated as follows:

(Anticipated) Year Ending December 31, 2022
Cash provided by operating activities	$ 3,025 to 3,070
Property and equipment received	(1,450 to 1,470)
Proceeds from sales of property and equipment	20
Cash paid related to withdrawal costs - multiemployer pension funds, net of tax	2
Restructuring payments, net of tax	18
US Ecology, Inc. acquisition integration and deal costs, net of tax	85
Adjusted free cash flow	$ 1,700 to 1,725
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures or recoveries. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments. Our definition of adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.
Our financial guidance is based on current economic conditions.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include information about our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are our ability to effectively integrate and manage companies we acquire, including US Ecology, and to realize the anticipated benefits of any such acquisitions, the effects of the COVID-19 pandemic and actions taken in response thereto, acts of war, riots or terrorism, and the impact of these acts on economic, financial and social conditions in the United States as well as our dependence on large, long-term collection, transfer and disposal contracts. More information on factors that could cause actual results or events to differ materially from those anticipated is included from time to time in our reports filed with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, particularly under Part II, Item 1A - Risk Factors, and our Annual Report on Form 10-K for the year ended December 31, 2021, particularly under Part I, Item 1A – Risk Factors. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.